Exhibit 12.1

STEVENS & LEE

LAWYERS & CONSULTANTS

111 N. Sixth Street

P.O. Box 679

Reading, PA 19603

(610) 478-2000 Fax (610) 376-5610

www.stevenslee.com

April 20, 2020

Board of Directors

CCCB Bancorp, Inc.

333 W. Main Street

Clarion, Pennsylvania 16214

Re: CCCB Bancorp, Inc. Offering Statement on Form 1-A

Ladies and Gentlemen:

We have acted as counsel to CCCB Bancorp, Inc., a Pennsylvania corporation (the “Company”), in connection with the preparation and filing of the above-referenced Offering Statement (the “Offering Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”). The Offering Statement relates to the proposed offering and sale of up to 1,665,667 shares (the “Shares”) of the Company’s common stock, par value $1.00 per share (the “Common Stock”), in connection with the merger (the “Merger”) of Clarion County Community Bank (the “Bank”) with Interim Clarion County Community Bank, a Pennsylvania bank that is a wholly-owned subsidiary of the Company (the “Interim Bank”), pursuant to the Agreement and Plan of Reorganization and Merger, dated as December 19, 2019 (the “Agreement”), by and among the Company, Interim Bank, and the Bank.

In rendering this opinion, we have examined (i) the Agreement, (ii) the Offering Statement and the exhibits thereto, (iii) original, certified, conformed, photostat or other copies of the Articles of Incorporation and Bylaws of the Company, each as restated and/or amended to date, (iv) minutes of meetings and resolutions of the Board of Directors of the Company, and (v) a specimen certificate representing the Common Stock. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not

Allentown  ●  Bala Cynwyd  ●  Cleveland  ●  Fort Lauderdale  ●  Harrisburg  ●  Lancaster  ●  New York  ●  Philadelphia

Princeton  ●  Reading  ●  Rochester  ●  Scranton   ●  Valley Forge  ●  Wilkes-Barre  ●  Wilmington

A PROFESSIONAL CORPORATION

STEVENS & LEE

LAWYERS & CONSULTANTS

Board of Directors

CCCB Bancorp, Inc.

April 20, 2020

independently establish or verify, we have, with your consent, relied upon oral and written statements and representations of officers and other representatives of the Company and others and of public officials, including the factual representations and warranties contained in the Agreement.

In rendering the opinion stated herein, we have also assumed that (i) if issued in physical form, the certificates evidencing the Shares will be signed by the authorized officers of the Company and registered by the transfer agent and registrar and will conform to the specimen certificate examined by us evidencing the Common Stock or, if issued in book-entry form, an appropriate account statement evidencing the Shares credited to the recipient’s account maintained with such transfer agent has been issued by such transfer agent and (ii) the issuance of the Shares will be properly recorded in the books and records of the Company.

Based on the foregoing, when the Offering Statement becomes effective under the Securities Act, and the Merger is consummated in accordance with the terms of the Agreement, it is our opinion that the Shares have been duly authorized by the Company and, when issued by the Company in the manner contemplated by the Offering Statement and in accordance with the Agreement, will be validly issued, fully paid and non-assessable.

The opinion set forth above is subject to the following qualifications:

(a)    In connection with providing this opinion, we express no opinion as to the applicability of, compliance with, or effect of the laws of any states, or as to any matter subject to such laws, other than the laws of the Commonwealth of Pennsylvania.

(b)    Our opinion is subject to and limited by (i) all applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally; and (ii) general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

(c)    Our opinion is limited to the matters expressly set forth herein and no opinion is to be implied or inferred beyond the matters expressly so stated.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Offering Statement and to the reference to our firm under the caption “Legal Matters” in the proxy statement/offering circular included in the Offering Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion speaks only as of the date hereof unless otherwise expressly stated and is limited to present statutes, regulations and judicial opinions and to the

STEVENS & LEE

LAWYERS & CONSULTANTS

Board of Directors

CCCB Bancorp, Inc.

April 20, 2020

facts, as they currently exist. In delivering this opinion, we assume no obligation to revise or supplement this opinion should the present laws be changed by legislative or regulatory action, judicial decision or otherwise.

Very truly yours,

STEVENS & LEE

/s/ Stevens & Lee, P.C.